EXHIBIT 99.1

Shengkai Innovations, Inc. Receives Manufacturing License of Special Equipment

TIANJIN, China, March 3, 2011 (GLOBE NEWSWIRE) -- Shengkai Innovations, Inc. (Nasdaq:VALV) (the "Company"), a leading ceramic valve manufacturer in the People's Republic of China (the "PRC"), today announced that the Company received a Manufacturing License of Special Equipment from the General Administration of Quality Supervision Inspection and Quarantines (AQSIQ) of the PRC.

Shengkai's new Tianjin facility was audited in 2010 by the HGMEPII (Hefei General Machinery & Electrical Products Inspection Institute) according to the AQSIQ license standards to manufacture pressure piping components.

The HGMEPII auditors inspected and confirmed that Shengkai possesses the necessary requirements for manufacturing Grade A1 gate valves and check valves, and Grade A2 ball valves. Grade A1 and Grade A2 valve designations are reserved for products that meet stringent requirements of each product category. Based on these audited results, a manufacturing license was issued to Shengkai's new facility in Tianjin.

Mr. Chen Wang, Chairman and Chief Executive Officer of Shengkai Innovations, commented, "The new manufacturing license favorably distinguishes us from our competitors as we are now one of the few domestically AQISQ certified manufacturers of Grade A1 & A2, large-sized ceramic valves. Our expanded license repertoire and increasingly recognized product superiority, strategically positions us to further explore market opportunities, especially in the electric power, petrochemical and chemical industries where extreme operating conditions call for the most stringent product qualities such as high temperature and high pressure resistance."

About Shengkai Innovations, Inc.

Shengkai Innovations is primarily engaged in the design, manufacture and sale of ceramic valves, high-tech ceramic materials and the provision of technical consultation and related services. The Company's industrial valve products are used by companies in the electric power, petrochemical and chemical, metallurgy and other industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is able to produce large-sized ceramic valves with calibers of 6" (150mm) or more. The Company's product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

Safe Harbor Statements

Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, the effect of political, economic, and market conditions and geopolitical events, legislative and regulatory changes, the Company's ability to expand and upgrade its production capacity, the actions and initiatives of current and potential competitors, and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Shengkai Innovations, Inc.
         David Ming He, CFO
         +86-22-5883-8509
         ir@shengkai.com
         http://www.shengkaiinnovations.com

         Grayling
         Shiwei Yin
         +1 646-284-9474
         shiwei.yin@grayling.com